EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Statement Nos. 33-62797, 333-38199, 333-84320, 333-102373) of American Express Credit Corporation and in the related Prospectuses of our report dated March 16, 2005 with respect to the consolidated financial statements and schedule of American Express Credit Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ Ernst & Young LLP

New York, New York
March 30, 2006